UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 6, 2014

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (972) 490-9600

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01     REGULATION FD DISCLOSURE
On August 6, 2014 Ashford Hospitality Trust, Inc. (the "Company") announced it has completed the previously-announced acquisition of the 357-room Fremont Marriott Silicon Valley hotel for a total consideration of $50 million ($140,000 per key), which is approximately 45% below estimated replacement cost. The transaction was funded with a combination of cash on hand and $37.5 million of non-recourse mortgage debt. The $37.5 million of non-recourse mortgage debt has a two-year term and three, one-year extension options. The loan provides for a floating interest rate of LIBOR + 4.20%, with no LIBOR Floor.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit
Number         Description

99.1	Press Release of the Company, dated August 6, 2014, furnished under Item 7.01, announcing the completed acquisition of the Fremont Marriott Silicon Valley hotel.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2014

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel